SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2007

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

Item 8.01	Other Events

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

Signatures

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Item 8.01	Other E vents

On April 9, 2007, the Company issued a press release announcing that the 5th District Court of Appeals in Fresno, California affirmed a prior ruling that the expansion of Tejon Industrial Complex could proceed. This ruling by the 5th District Court of Appeals clears the way for expansion of Tejon Industrial Complex – East.

Exhibit

99.1 Press Release of the Company dated April 9, 2007, announcing that appellate court upholds expansion of Tejon Industrial Complex.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer

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